Exhibit 99.1

        Virage Logic Reports Third-Quarter Fiscal 2005 Results


    FREMONT, Calif.--(BUSINESS WIRE)--July 21, 2005--Virage Logic
Corporation (Nasdaq:VIRL):


   Quarterly News Release Highlights:

    -- Q3 revenues of $12.0 million, compared with $13.9 million for Q3 fiscal 2004 and $12.8 million for Q2 fiscal 2005

    -- Q3 GAAP net loss of $1.3 million, or $0.06 per share, compared with GAAP net income of $571,000, or $0.03 per share, for Q3 fiscal 2004, and with a GAAP net loss of $988,000, or $0.04 per share, for Q2 fiscal 2005


    Virage Logic Corporation (Nasdaq:VIRL), a pioneer in Silicon Aware IP(TM) and leading provider of semiconductor IP platforms, today reported its financial results for the third fiscal quarter ended June 30, 2005.
    Revenues for the third quarter of fiscal 2005 were $12.0 million, compared with $13.9 million for the third quarter of fiscal 2004, and with $12.8 million for the second quarter of fiscal 2005. License revenue for the third quarter of fiscal 2005 was $9.3 million, compared with $11.9 million for the same quarter a year ago and with $10.1 million for the prior quarter. Royalties for the third quarter of fiscal 2005 were $2.7 million, compared with $1.9 million for the third quarter of fiscal 2004, and with $2.7 million the prior quarter.
    As reported under U.S. generally accepted accounting principles
(GAAP), net loss was $1.3 million, or $0.06 per share, for the third quarter of fiscal 2005. This compared with net income of $571,000, or $0.03 per share, for the third quarter of fiscal 2004 and with a net loss of $988,000, or $0.04 per share, for the prior quarter.
    "We are disappointed with our financial results for the third quarter," said Adam Kablanian, Virage Logic's president and chief executive officer. "During the quarter, we continued to experience order slippage due to customers' delayed commitments, as well as operational issues, which have impacted our ability to ship against existing orders."
    Continued Kablanian, "While the issues that impacted our third-quarter results are disappointing, our overall pipeline continues to be healthy, and we believe that our lead on advanced process nodes remains strong."
    For the nine months of fiscal 2005, revenues were $40.6 million, compared with $37.7 million for the same period of the prior fiscal year. Net loss for the nine months of fiscal 2005 was $547,000, or $0.02 per share, compared with net income of $401,000, or $0.02 per share, for the nine-month period of fiscal 2004.

    Recent Business Highlights

    During the third quarter, and more recently, Virage Logic:

    -- Signed another 65-nanometer (nm) agreement, marking a total of four 65nm agreements signed to date for Virage Logic's semiconductor IP and underscoring Virage Logic's leadership position at advanced process technologies

    -- Announced Freescale Semiconductor's adoption of Virage Logic's IPrima Mobile(TM) Ultra-Low Power Memories and Self-Test and Repair (STAR) Memory System(TM) for 65nm chips targeting high-volume cell phone and other wireless markets, marking Freescale's selection of Virage Logic as its third-party IP supplier for development on the 65nm process

    -- Announced UMC has engaged Virage Logic to collaborate on analyzing process parameters essential to the design of key IP elements for its 65nm process, which is currently in development

    -- Announced TSMC's selection of Virage Logic 65nm memory compilers to support early users of TSMC's 65nm Nexsys(SM) process technology

    -- Booked a total of nine new 90nm agreements, including one with a new customer

    -- Signed a total of three new direct royalty-bearing agreements for the STAR Memory System, the company's first Silicon Aware IP product, bringing the total number of STAR Memory System agreements signed to date to 117

    -- Signed four new ASAP Logic(TM) and IPrima Foundation(TM) semiconductor IP platform agreements

    --  Recorded revenue under licensing agreements from 45 customers
        - 37 existing and eight new.

    Business Outlook

    Virage Logic also announced today its business outlook for the fourth quarter of fiscal 2005. The company currently anticipates total revenues of approximately $12.8 million to $13.0 million. Expected total revenues for the quarter are anticipated to include royalties of approximately $2.6 million to $2.8 million. The company expects to report a GAAP net loss of approximately $0.03 to $0.04 per diluted share. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

    Webcast and Taped Replay

    Virage Logic's management plans to hold a teleconference on third-quarter 2005 results at 3:00 p.m. PT / 6:00 p.m. ET today. A live webcast of management's teleconference regarding third-quarter results will be available to all investors, and an archived webcast will be available from July 21, 2005 until July 21, 2006 on the Investor Relations page of Virage Logic's website at http://www.viragelogic.com. In addition, a telephonic replay will be available through July 28, 2005 at (719) 457-0820, access code 9474325.

    About Virage Logic

    Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today the company is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon(TM) Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to operational issues, trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2004, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

    All trademarks are the property of their respective owners and are protected herein.

    -- financial statements attached --


                       Virage Logic Corporation
            Unaudited Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                                      Three Months       Nine Months
                                          Ended             Ended
                                    ----------------  ----------------
                                        June 30,          June 30,
                                      2005     2004     2005     2004
                                    -------  -------  -------  -------
Revenue:
 License                           $ 9,253  $11,933  $32,424  $32,619
 Royalties                           2,701    1,919    8,173    5,070
                                    -------  -------  -------  -------
Total revenues                      11,954   13,852   40,597   37,689
Cost and expenses:
 Cost of revenues                    3,373    2,872    9,512    8,175
 Research and development            5,366    4,645   15,228   13,697
 Sales and marketing                 3,794    3,869   11,777   10,831
 General and administrative          2,235    1,759    6,278    4,840
 Stock-based compensation               --       32      339      131
                                    -------  -------  -------  -------
   Total cost and expenses          14,768   13,177   43,134   37,674
                                    -------  -------  -------  -------
   Operating income (loss)          (2,814)     675   (2,537)      15
Interest income and other, net         433      164    1,171      468
                                    -------  -------  -------  -------
   Income (loss) before taxes       (2,381)     839   (1,366)     483
Income tax provision (benefit)      (1,083)     268     (819)      82
                                    -------  -------  -------  -------

   Net income (loss)               $(1,298) $   571  $  (547) $   401
                                    =======  =======  =======  =======

Earnings per share:
 Basic                             $ (0.06) $  0.03  $ (0.02) $  0.02
                                    =======  =======  =======  =======
 Diluted                           $ (0.06) $  0.03  $ (0.02) $  0.02
                                    =======  =======  =======  =======

Shares used in computing per-share
 amounts:
 Basic                              22,359   21,479   22,097   21,346
                                    =======  =======  =======  =======
 Diluted                            22,359   21,874   22,097   21,996
                                    =======  =======  =======  =======


                       Virage Logic Corporation
                 Unaudited Consolidated Balance Sheets
                            (In thousands)

                                                  June 30,   Sept. 30,
                                                    2005       2004
                                                  ---------  ---------
ASSETS:
Current assets:
 Cash and cash equivalents                        $ 26,990   $ 28,746
 Short-term investments                             24,848     27,144
 Accounts receivable, net                           17,389     17,756
 Costs in excess of related billings on
  uncompleted contracts                              1,208        670
 Prepaid expenses and other current assets           4,882      4,079
 Taxes receivable                                      317      1,302
                                                   --------   --------
     Total current assets                           75,634     79,697

Property, equipment and leasehold improvements,
 net                                                 5,516      4,090
Goodwill                                             9,782      9,782
Other intangible assets, net                         2,472      2,762
Deferred tax assets                                  5,225      5,225
Long-term investments                               12,376      7,222
Other long-term assets                                 986        410
                                                   --------   --------

     Total assets                                 $111,991   $109,188
                                                   ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                 $  1,312   $    506
 Accrued expenses                                    4,830      5,019
 Deferred revenue                                    6,707      7,548
 Income taxes payable                                1,129      3,569
                                                   --------   --------
     Total current liabilities                      13,978     16,642
Deferred tax liabilities                             1,035      1,035
                                                   --------   --------
     Total liabilities                              15,013     17,677

Stockholders' equity:
 Common stock                                           22         22
 Additional paid-in capital                        117,854    112,457
 Accumulated other comprehensive income (loss)         589        (28)
 Accumulated deficit                               (21,487)   (20,940)
                                                   --------   --------
     Total stockholders' equity                     96,978     91,511
                                                   --------   --------

     Total liabilities and stockholders' equity   $111,991   $109,188
                                                   ========   ========


                       Virage Logic Corporation
            Unaudited Consolidated Statements of Cash Flows
                            (In thousands)

                                                 Three Months Ended
                                                ---------------------
                                                       June 30,
                                                   2005         2004
                                                --------     --------
OPERATING ACTIVITIES:
  Net income (loss)                           $  (1,298)   $     571
  Adjustments to reconcile net income (loss)
   to net cash provided by (used in)
   operating activities:
      Provision for doubtful accounts               298          163
      Depreciation                                  701          752
      Amortization of intangible assets              96           97
      Amortization of stock-based
       compensation                                  --           32
    Changes in operating assets and
     liabilities:
         Accounts receivable                     (2,636)         253
         Costs in excess of billings on
          uncompleted contracts                    (139)        (158)
         Prepaid expenses and other assets          321         (273)
         Taxes receivable                            (2)      (1,532)
         Accounts payable                           136          619
         Accrued expenses                           255        1,088
         Deferred revenue                           160        1,012
         Income tax payable                      (1,221)       1,390
                                                --------     --------
 Net cash provided by (used in) operating
  activities                                     (3,329)       4,014
                                                --------     --------

INVESTING ACTIVITIES:
 Purchase of property and equipment                (368)        (270)
 Purchase of investments                        (41,163)     (16,198)
 Proceeds from maturities of investments         39,826           --
                                                --------     --------
 Net cash used in investing activities           (1,705)     (16,468)
                                                --------     --------

FINANCING ACTIVITIES:
 Net proceeds from issuance of common stock         241           69
                                                --------     --------
 Net cash provided by financing activities          241           69
                                                --------     --------

Effect of exchange rates on cash                    (94)          --
                                                --------     --------

 Net decrease in cash and cash equivalents       (4,887)     (12,385)

Cash and cash equivalents at beginning of
 period                                          31,877       55,346
                                                --------     --------

Cash and cash equivalents at end of the
 period                                       $  26,990    $  42,961
                                                ========     ========



    CONTACT: Virage Logic Corporation
             Mike Seifert, 510-360-8025 (Chief Financial Officer) michael.seifert@viragelogic.com